As filed with the Securities and Exchange Commission on January 8, 2014

File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Hess Retail Corporation

(Exact name of registrant as specified in its charter)

Delaware	46-3957368
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

(212) 997-8500

(Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (do not check if a smaller reporting company)	Smaller reporting company	☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF

FORM 10

The information required by the following Form 10 Registration Statement items is contained in the sections identified below of the information statement attached hereto as Exhibit 99.1, each of which are incorporated into this Form 10 Registration Statement by reference.

Item 1. Business

The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” “The Separation and the Distribution,” “Business,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk,” “Certain Relationships and Related Party Transactions” and “Where You Can Find More Information” of the information statement and is hereby incorporated by reference.

Item 1A. Risk Factors

The information required by this item is contained under the sections “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” of the information statement and is hereby incorporated by reference.

Item 2. Financial Information

The information required by this item is contained under the sections “Capitalization,” “Unaudited Pro Forma Combined Financial Statements,” “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk,” and “Index to Financial Statements” and the financial statements referenced therein of the information statement and is hereby incorporated by reference.

Item 3. Properties

The information required by this item is contained under the section “Business” of the information statement and is hereby incorporated by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The information required by this item is contained under the section “Security Ownership of Certain Beneficial Owners and Management” of the information statement and is hereby incorporated by reference.

Item 5. Directors and Executive Officers

The information required by this item is contained under the section “Corporate Governance and Management” of the information statement and is hereby incorporated by reference.

Item 6. Executive Compensation

The information required by this item is contained under the sections “Corporate Governance and Management—Compensation Committee Interlocks and Insider Participation,” “Executive Compensation” and “Non-Employee Director Compensation” of the information statement and is hereby incorporated by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence

The information required by this item is contained under the sections “Certain Relationships and Related Party Transactions” and “Corporate Governance and Management” of the information statement and is hereby incorporated by reference.

Item 8. Legal Proceedings

The information required by this item is contained under the sections “Business” and “Index to Financial Statements” and the financial statements referenced therein of the information statement and is hereby incorporated by reference.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information required by this item is contained under the sections “Summary,” “The Separation and the Distribution,” “Dividend Policy,” “Capitalization” and “Description of Capital Stock” of the information statement and is hereby incorporated by reference.

Item 10. Recent Sales of Unregistered Securities

The information required by this item is contained under the section “Issuance of Common Stock to Hess” of the information statement and is hereby incorporated by reference.

Item 11. Description of Registrant’s Securities to be Registered

The information required by this item is contained under the sections “Dividend Policy” and “Description of Capital Stock” of the information statement and is hereby incorporated by reference.

Item 12. Indemnification of Directors and Officers

The information required by this item is contained under the section “Description of Capital Stock—Limitation on Liability of Directors and Officers” of the information statement and is hereby incorporated by reference.

Item 13. Financial Statements and Supplementary Data

The information required by this item is contained under the sections “Unaudited Pro Forma Combined Financial Statements” and “Index to Financial Statements” and the financial statements referenced therein of the information statement and is hereby incorporated by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure None.

Item 15. Financial Statements and Exhibits

(a)	Financial Statements

The following financial statements are included in the information statement and are hereby incorporated by reference:

•	Unaudited Pro Forma Combined Financial Statements

•	Hess Retail Operations Audited Combined Financial Statements:

•	Report of Independent Registered Public Accounting Firm

•	Combined Balance Sheets as of December 31, 2012 and 2011

•	Combined Statement of Income for the Years ended December 31, 2012, 2011 and 2010

•	Combined Statement of Cash Flows for the Years ended December 31, 2012, 2011 and 2010

•	Combined Statement of Parent Investment for the Years ended December 31, 2012, 2011 and 2010

•	Notes to Combined Financial Statements

•	Hess Retail Operations Unaudited Combined Financial Statements:

•	Combined Balance Sheets as of September 30, 2013 and December 31, 2012

•	Combined Statement of Income for the Nine Months ended September 30, 2013 and 2012

•	Combined Statement of Cash Flows for the Nine Months ended September 30, 2013 and 2012

•	Combined Statement of Parent Investment for the Nine Months ended September 30, 2013

•	Notes to Combined Financial Statements

•	WilcoHess LLC Audited Consolidated Financial Statements:

•	Report of Independent Auditors

•	Consolidated Balance Sheets as of December 31, 2012 and 2011

•	Consolidated Statements of Comprehensive Income for the Years ended December 31, 2012 and 2011

•	Consolidated Statements of Changes in Members’ Equity for the Years ended December 31, 2012 and 2011

•	Consolidated Statements of Cash Flows for the Years ended December 31, 2012 and 2011

•	Notes to Consolidated Financial Statements

•	WilcoHess LLC Audited Consolidated Financial Statements:

•	Report of Independent Auditors

•	Consolidated Balance Sheets as of December 31, 2011 and 2010

•	Consolidated Statements of Comprehensive Income for the Years ended December 31, 2011 and 2010

•	Consolidated Statements of Changes in Members’ Equity for the Years ended December 31, 2011 and 2010

•	Consolidated Statements of Cash Flows for the Years ended December 31, 2011 and 2010

•	Notes to Consolidated Financial Statements

•	WilcoHess LLC Unaudited Consolidated Financial Statements:

•	Consolidated Balance Sheet as of September 30, 2013 and December 31, 2012

•	Consolidated Statement of Income and Other Comprehensive Income for the Nine Months ended September 30, 2013 and 2012

•	Consolidated Statement of Cash Flows for the Nine Months ended September 30, 2013 and 2012

•	Consolidated Statement of Changes in Members’ Equity for the Nine Months ended September 30, 2013

•	Notes to Consolidated Financial Statements

(b)	Exhibits

The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Exhibit Description

2.1	Form of Separation and Distribution Agreement between Hess Corporation and Hess Retail Corporation*

3.1	Form of Hess Retail Corporation Amended and Restated Certificate of Incorporation*

3.2	Form of Hess Retail Corporation Amended and Restated Bylaws*

10.2	Form of Tax Matters Agreement between Hess Corporation and Hess Retail Corporation*

10.3	Form of Employee Matters Agreement between Hess Corporation and Hess Retail Corporation*

10.4	Form of Trademark License Agreement between Hess Corporation and Hess Retail Corporation*

10.5	Form of Transition Services Agreement between Hess Corporation and Hess Retail Corporation*

10.7	Form of Hess Toy Truck Distribution Agreement between Hess Corporation and Hess Retail Corporation*

10.8	Form of Lease Agreement between Hess Corporation and Hess Retail Corporation*

21.1	Subsidiaries of Hess Retail Corporation*

99.1	Information Statement of Hess Retail Corporation, subject to completion, dated January 8, 2014

*	To be filed by amendment.
+	Identifies management contracts or compensatory plans or arrangements required to be filed as an exhibit hereto.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

HESS RETAIL CORPORATION

/s/ Nicholas Brountas
By: Nicholas Brountas
Title: Vice President and Secretary

Dated: January 8, 2014

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